UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
December 21, 2007
Date of Report (Date of Earliest Event Reported)

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51895 (Commission File Number)	27-0125925 (IRS Employer Identification No.)

170 N. Radnor Chester Road Suite 300 Radnor, PA (Address of principal executive offices)	19087 (Zip Code)
484-598-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     PolyMedix, Inc. (OTC BB: PYMX) (the “Company”) closed on an offering (the “Offering”) of units, each unit consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQGM:RODM) served as placement agent in the Offering. Each unit was priced at a $1.10 per unit, the daily volume weighted average price of PolyMedix’s common stock on the OTC Bulletin Board for the 20 consecutive trading days ending on December 14, 2007, the trading day immediately preceding the date on which the units were priced. The exercise price of the warrants issued in the Offering is also $1.10. The Company raised gross proceeds of approximately $3.2 million in the Offering before fees and expenses associated with the Offering.
     In connection with the Offering, the Company filed a registration statement on Form SB-2, as amended, with the Securities and Exchange Commission (SEC) to register the units and the underlying securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. It is expected that a second closing of the Offering would occur, if at all, approximately seven to ten days following the first closing.
     This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The units, including the shares of common stock and warrants to purchase shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus can be obtained from the Corporate Secretary, PolyMedix, Inc., 170 N. Radnor-Chester Road, Suite 300, Radnor, PA 19087.
     This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions. Among other things, there can be no assurance that the Company’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including in the Registration Statement on Form SB-2 (Registration No. 333-146180), as amended. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.
Date: December 21, 2007	By:	/s/ Edward Smith
		Name:	Edward Smith
		Title:	Vice President, Finance and Chief Financial Officer